Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of Lexicon United Incorporated.  This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Amended Quarterly Report on Form 10-Q of Lexicon United Incorporated for the quarter ended March 31, 2009.

The undersigned certifies that such Amended 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Amended Form 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Lexicon United Incorporated as of March 31, 2009.

This Certification is executed as of June 12, 2009.

By: /s/ Elie Saltoun
Name: Elie Saltoun
Title: Chairman, CEO and Treasurer
(Principal Executive Officer and Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Lexicon United Incorporated and will be retained by Lexicon United Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.